                                            Registration No. 333-_____
                                            Filed June 10, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            Poughkeepsie Financial Corp.

    (Exact Name of Registrant as specified in its Articles of Incorporation)

        Delaware                                          16-1518711
(State of incorporation)                       (IRS Employer Identification No.)


                                 249 Main Mall
                        Poughkeepsie, New York  12601

          (Address of principal executive offices, including zip code)


                      1985 Stock Option Plan, as amended,
                       1993 Directors' Stock Option Plan
                                      and
                     1993 Stock Incentive Plan, as amended

                           (Full Title of the Plans)


Joseph B. Tockarshewsky                   Copies to:
President and Chief Executive Officer     Hugh T. Wilkinson, Esq.
Poughkeepsie Financial Corp.              Patricia J. Wohl, Esq.
249 Main Mall                             Elias, Matz, Tiernan & Herrick L.L.P.
Poughkeepsie, New York  12601             734 15th Street, N.W.
(914) 431-6200                            Washington, D.C.  20005
(Name, address and telephone number of    (202) 347-0300
agent for service)


                               Page 1 of 45 pages
                   Index to Exhibits is located on page six.


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                        CALCULATION OF REGISTRATION FEE


Title of                        Proposed          Proposed
Securities                       Maximum           Maximum        Amount of
to be         Amount to be   Offering Price       Aggregate      Registration
Registered    Registered(1)     Per Share       Offering Price       Fee
-------------------------------------------------------------------------------

Common Stock,
par value
$.01           1,275,994          $3.76(3)      $4,797,737.44(3)    $1,453.86

Common Stock,
par value
$.01             212,700          $6.56(4)      $1,395,312.00(4)       422.82
               ---------                         ------------        --------

Total          1,488,694(2)                     $6,193,049.44       $1,876.68
               =========                         ============        ========
-------------------------------------------------------------------------------


(1) Represents shares of the common stock, $.01 par value per share ("Common Stock"), of Poughkeepsie Financial Corp. (the "Company" or "Registrant"), reserved for issuance pursuant to the Poughkeepsie Savings Bank, FSB (the "Bank") 1985 Stock Option Plan, as amended, the 1993 Directors' Stock Option Plan and the 1993 Stock Incentive Plan, as amended (collectively, the "Plans").

(2) Represents shares currently reserved for issuance pursuant to the Plans.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for options to purchase 1,275,994 shares of Common Stock which have been granted under the Plans as of the date hereof but not yet exercised.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for 212,700 shares for which stock options have not been granted under the Plans is equal to the average of the high and low prices of the Common Stock of the Company on June 4, 1997 on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market.

                              __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                    PART I*

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


-------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Bank's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997.

         (c) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the period covered by the Form 10-Q referred to in clause (b) above.

         (d) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-B filed with the Commission on May 23, 1997.

         (e) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Article VI of the Registrant's Bylaws provides as follows:

    Article VI.    INDEMNIFICATION, ETC. OF DIRECTORS,
                   OFFICERS AND EMPLOYEES.

    6.1 Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by Section 145(a)-(d) of the General Corporation Law of the State of Delaware, provided that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent.

    6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

    6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

    6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

    6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

    Under Section 145(a)-(d) of the Delaware General Corporation Law as currently in effect, other than in actions brought by or in the right of the Company, such indemnification would apply if it was determined in the specific case that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the Company, such indemnification would probably be limited to reasonable expenses (including attorneys' fees), and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made with respect to any claim, issue or matter as to which such person is adjudged liable to the Company unless, and only to the extent that, the Delaware Court of Chancery or the court in which that action was brought determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that any director, officer, employee or agent of the Company has been

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successful on the merits or otherwise in defense of any proceeding, he or she must be indemnified against reasonable expenses incurred by him or her in connection therewith.

Item 7.  Exemption from Registration Claimed.

    Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits


    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


    No.       Exhibit

    5         Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
              as to the legality of the securities

    10.1      Poughkeepsie Savings Bank, FSB 1985 Stock Option Plan, as amended

    10.2      Poughkeepsie Savings Bank, FSB 1993 Directors' Stock Option Plan

    10.3 Poughkeepsie Savings Bank, FSB 1993 Stock Incentive Plan, as amended

    23.1      Consent of Elias, Matz, Tiernan & Herrick L.L.P.
              (contained in the opinion included as Exhibit 5)

    23.2      Consent of Deloitte & Touche LLP

    24        Power of attorney for any subsequent amendments
              (located in the signature pages of this Registration
              Statement).

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Poughkeepsie, New York, on this 27th day of May 1997.

                                        POUGHKEEPSIE FINANCIAL CORP.


                                        By:/s/ Joseph B. Tockarshewsky
                                           ---------------------------------
                                           Joseph B. Tockarshewsky, Chairman
                                           of the Board, President and
                                           Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Joseph B. Tockarshewsky his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Joseph B. Tockarshewsky                                May 27, 1997
---------------------------
Joseph B. Tockarshewsky
Chairman of the Board, President and
  Chief Executive Officer


/s/ Robert J. Hughes                                       May 27, 1997
--------------------
Robert J. Hughes
Director, Executive Vice President and
  Chief Financial Officer


/s/ Noel deCordova, Jr.                                    May 27, 1997
-----------------------
Noel deCordova, Jr.
Director

/s/ Burton Gold                                            May 27, 1997
---------------
Burton Gold
Director

/s/ Jeh V. Johnson                                         May 27, 1997
------------------
Jeh V. Johnson
Director


/s/ Henry C. Meagher                                       May 27, 1997
--------------------
Henry C. Meagher
Director


/s/ Robert M. Perkins                                      May 27, 1997
---------------------
Robert M. Perkins
Director


/s/ Elizabeth K. Shequine                                  May 27, 1997
-------------------------
Elizabeth K. Shequine
Director


/s/ James V. Tomai, Jr.                                    May 27, 1997
-----------------------
James V. Tomai, Jr.
Director
                                       9